Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 16, 2005 (May 4, 2005 as to the effects of the restatement discussed in Note 22), relating to the financial statements of GSI Commerce, Inc. and subsidiaries, and our report dated March 16, 2005, relating to management’s report on the effectiveness of internal control over financial reporting included in Amendment No. 2 to the Annual Report on Form 10-K/A of GSI Commerce, Inc. for the year ended January 1, 2005, and to the use of our report dated March 16, 2005 (May 4, 2005 as to the effects of the restatement discussed in Note 22), relating to the financial statements of GSI Commerce, Inc. and subsidiaries, appearing in the Prospectuses, which are part of this Registration Statement. We also consent to the references to us under the heading “Experts” in such Prospectuses.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania

May 6, 2005